Exhibit 99.01

CONTACTS:
	ROBERT R. FREEMAN	GLORIA LEE
	CHIEF FINANCIAL OFFICER	INVESTOR RELATIONS
	SILICON IMAGE, INC.	SILICON IMAGE, INC.
	PHONE: 408-616-1571	PHONE: 408-962-4282
	FAX: 408-830-9531	FAX: 408-830-9531
SILICON IMAGE REPORTS STRONG YEAR-OVER-YEAR GROWTH IN REVENUES AND
NON-GAAP EARNINGS FOR ITS FIRST QUARTER 2006
SUNNYVALE, Calif., April 26, 2006 – Silicon Image, Inc. (Nasdaq: SIMG), the leader in the secure distribution, presentation and storage of high-definition content, today reported financial results for its first quarter ended March 31, 2006.
•	Total revenues for the first quarter of 2006 were $59.1 million, an increase of 33% from $44.3 million in the first quarter of 2005 and a decrease of 4% from $61.4 million in the fourth quarter of 2005.

•	Net income prepared in accordance with generally accepted accounting principles, or GAAP, for the first quarter of 2006 was $2.4 million, or $0.03 per diluted share, a decrease of $14.2 million from $16.6 million, or $0.19 per diluted share in the first quarter of 2005 and a decrease of $10.2 million from $12.6 million, or $0.15 per diluted share, in the fourth quarter of 2005. Net income for the first quarter of 2006 includes $7.3 million, or $0.09 per share, of stock-based compensation expense under SFAS No. 123R. Conversely, net income for the first quarter of 2005 included stock-based compensation benefit of $9.3 million, or $0.11 per share. Net income for the fourth quarter of 2005 included stock compensation expense of $0.9 million, or $0.01 per share.

•	On a non-GAAP (1) basis, first quarter net income was $11.3 million, or $0.13 per diluted share, a year over year increase of 47% from $7.7 million, or $0.09 per diluted share in the first quarter of 2005 and a sequential decrease of 18% compared to fourth quarter 2005 net income of $13.8 million, or $0.16 per diluted share.

•	Cash, cash equivalents and short- term investments at March 31, 2006 were $167.5 million, up $15.9 from $151.6 million at December 31, 2005.
“Silicon Image continues to drive growth and innovation like few companies in our business while improving operational results” said Steve Tirado, CEO and President. “Our focus as a company is to continue driving the system architecture for the storage, distribution and presentation of high definition content in the consumer environment”.
(1)	Silicon Image reports net income and basic and diluted net income per share in accordance with GAAP and supplementally on a non-GAAP basis for informational purposes only. Silicon Image believes that the non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, addresses the lack of comparability between periods presented with respect to stock-based compensation as a result of the adoption of SFAS No. 123R and provides management with meaningful information to evaluate operations, manage and monitor performance and determine bonus compensation. Silicon Image’s presentation of non-GAAP financial information excludes stock-based compensation, amortization of intangible assets recorded in connection with our acquisitions; and the non-cash portion of the income tax provision recorded to additional paid in capital. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. Management excludes the tax expense (benefit) when reviewing our performance because it depends upon the timing of stock option exercises, which are outside of our control and are unrelated to our ongoing business operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company will host a conference call at 2:00 p.m. Pacific time today to discuss its first quarter 2006 results and business outlook. The call will be broadcast over the Internet and can be accessed on the investor relation site located at www.siliconimage.com. To access the conference call, dial (719) 457-2699 and enter pass code 4711751. A replay of the conference call will be available until midnight (PT), May 5, 2006. To access the replay, dial (719) 457-0820 or (888) 203-1112, and enter pass code 4711751.
About Silicon Image
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in the secure distribution, presentation and storage of high-definition content. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI and UDI, leveraging strategic partnerships with global leaders in consumer electronics and personal computing. Silicon Image offers robust, high-bandwidth semiconductors in the global PC/display, consumer electronics and storage arenas based on its innovative digital interconnect technology and has become one of the top ten IP licensing vendors in the world. For more information on Silicon Image, visit www.siliconimage.com.
Safe Harbor Statement
This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to Silicon Image’s driving of growth and innovation, improvement of operational results, and company focus. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular, Silicon Image’s driving of growth and innovation, improvement of operational results, and company focus may differ materially from what is currently anticipated. In addition, see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results” in the most recent Annual Report, Form 10-K or 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update this forward-looking information.

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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended

	March 31,	March 31,	December 31,
(In thousands, except per share amounts)	2006	2005	2005
	(unaudited)
Revenue:
Product	$53,280	$40,808	$55,349
Development, licensing and royalties	5,819	3,512	6,007

Total revenue	59,099	44,320	61,356

Cost and operating expenses:
Cost of revenue (1)	25,348	15,505	25,745
Research and development (2)	15,566	8,122	12,526
Selling, general and administrative (3)	15,461	3,953	11,186
Amortization of intangible assets	274	274	274

Total cost and operating expenses	56,649	27,854	49,731

Income from operations	2,450	16,466	11,625
Interest income and other, net	1,538	498	1,278

Income before provision for income taxes	3,988	16,964	12,903

Provision for income taxes	1,636	331	350

Net income	$2,352	$16,633	$12,553

Net income per share — basic	$0.03	$0.21	$0.16
Net income per share — diluted	$0.03	$0.19	$0.15

Weighted average shares — basic	80,986	78,307	80,315
Weighted average shares — diluted	85,398	83,963	84,042

(1) includes stock compensation expense (benefit)	$628	$(1,196)	$24
(2) includes stock compensation expense (benefit)	$2,812	$(4,438)	$495
(3) includes stock compensation expense (benefit)	$3,843	$(3,693)	$422

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SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended

	March 31,	March 31,	December 31,
(In thousands, except per share amounts)	2006	2005	2005
	(unaudited)
GAAP Net income	$2,352	$16,633	$12,553

Non-GAAP adjustments:
Stock-based compensation expense (benefit) (1)	7,283	(9,327)	941
Amortization of intangible assets (2)	274	274	274
Tax benefit from employee stock transactions (3)	1,356	—	81
Net realized loss on investment security (4)	—	119	—

Non-GAAP net income	$11,265	$7,699	$13,849

Non-GAAP net income per share – basic	$0.14	$0.10	$0.17
Non-GAAP net income per share – diluted	$0.13	$0.09	$0.16

Weighted average shares – basic	80,986	78,307	80,315
Weighted average shares – diluted	85,398	83,963	84,042

(1)	For March 31, 2006, this adjustment represents the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123R. For December 31, 2005 and March 31, 2005, this adjustment represents stock-based compensation (benefit) associated with stock option modifications, including repricings, and certain stock options issued to employees of acquired companies and to non-employees in exchange for services. Stock-based compensation (benefit) in 2005 fluctuated in large part based on changes in our stock price. Management excludes this expense (benefit) because of the lack of comparability between periods as a result of the adoption of SFAS 123R. In addition, when reviewing our cost of revenue and operating expenses management does not consider this expense (benefit) to be relevant to an assessment of our ongoing operations.

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the non-cash tax benefits from employee stock transactions included in the tax provision and recorded to additional paid in capital.

(4)	This adjustment relates to warrants and stock received by the company from a transaction involving the licensing of certain of our intellectual property. These types of losses are infrequent and unusual, and reflect market and other conditions unrelated to our ongoing business operations.

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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2006	2005
	(unaudited)
Assets
Current assets:
Cash and short-term investments	$167,490	$151,562
Accounts receivable, net	37,339	30,141
Inventories	18,039	17,072
Prepaid expenses and other current assets	3,065	3,037

Total current asseets	225,933	201,812
Property, plant and equipment, net	9,518	9,613
Goodwill and intangible assets, net	13,332	13,606
Other assets	7,900	7,990

Total assets	$256,683	$233,021

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,029	$13,372
Debt and other current liabilities	21,915	22,465
Deferred margin on sales to distributors	19,026	13,771

Total current liabilities	56,970	49,608
Other liabilities	6,927	6,867

Total liabilities	63,897	56,475
Stockholders’ equity	192,786	176,546

Total liabilities and stockholders’ equity	$256,683	$233,021

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